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                                                                   EXHIBIT 23.2


                             ACCOUNTANTS' CONSENT


The Board of Directors
CryoLife, Inc.


We consent to the use of our report included herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.


                                       /s/ KPMG Peat Marwick LLP

                                       KPMG Peat Marwick LLP

Atlanta, Georgia
February 16, 1998